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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-59256) of infoUSA Inc. (formerly American Business Information, Inc.) of our report dated January 23, 1998, on our audits of the consolidated financial statements and financial statement schedule of infoUSA Inc. as of December 31, 1997 and for each of the two years in the period ended December 31, 1997, which report is included in this Annual Report on Form 10-K.

                                            /s/ PricewaterhouseCoopers LLP

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                                               PRICEWATERHOUSECOOPERS LLP

Omaha, Nebraska
March 31, 1999